SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                  _______________

                                    FORM 8-K/A

                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported) October 12, 2001
                                                  ---------------------------

                     Dial Thru International Corporation
 ----------------------------------------------------------------------------
                (Exact name of registrant as specified in charter)


           Delaware                   0-22636                 75-2461665
 ----------------------------------------------------------------------------
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)             File Number)           Identification No.)


 700 South Flower Street, Suite 2950, Los Angeles, California          90017
 ----------------------------------------------------------------------------
 (Address of principal executive offices)                          (Zip Code)



 Registrant's telephone number, including area code     (213) 627-7599
                                                    -------------------------

                              Not Applicable
 ----------------------------------------------------------------------------
          (Former name or former address, if changed since last report.)

 The undersigned registrant hereby amends the following "Item 7. Financial Statements and Exhibits" of its Current Report on Form 8-K filed on October 29, 2001, dated October 12, 2001, to include the following:

 ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

              (a) The following Financial Statements of Business Acquired are annexed hereto:

                     Consolidated Balance Sheets at December 31, 1999 and 2000 and September 30, 2001 (unaudited)

                     Consolidated Statements of Operations for the Years Ended December 31, 1998, 1999 and 2000 and the Nine Months Ended September 30, 2000 (unaudited) and September 30, 2001 (unaudited)

                     Consolidated  Statement  of  Shareholder's   Equity
                     (Deficit) for the Years Ended December 31, 1998, 1999 and 2000

                     Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1999 and 2000 and for the Nine Months Ended September 30, 2000 (unaudited) and 2001 (unaudited)

              (b) The following Pro Forma Financial Information is annexed hereto:

                     Unaudited Pro Forma Balance Sheet at July 31, 2001

                     Unaudited Pro Forma Statements of Operations for the Nine Month period ended July 31, 2001

                     Unaudited Pro Forma Statements of Operations for the Year Ended October 31, 2000

              (c)    Exhibits.

                     2.1 Stock and Asset Purchase Agreement dated as of September 18, 2001, by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation previously filed as
                          Exhibit 2.1 to Dial Thru's Form 8-K filed October 29, 2001 incorporated by reference herein.

                     2.2 First Amendment to Stock and Asset Purchase Agreement, dated as of September 21, 2001 by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation previously filed as Exhibit 2.2 to Dial Thru's Form 8-K filed October 29, 2001 incorporated by reference herein.

                     2.3 Second Amendment to Stock and Asset Purchase Agreement, dated as of September 21, 2001 by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation previously filed as Exhibit 2.2 to Dial Thru's Form 8-K filed October 29, 2001 incorporated by reference herein.

                     2.4 Third Amendment to Stock and Asset Purchase Agreement, dated as of October 30, 2001, by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation.

                     2.5 Fourth Amendment to Stock and Asset Purchase Agreement, dated as of November 30, 2001 by and among Rapid Link USA, Inc., Rapid Link Inc., and Dial Thru International Corporation.

                                    SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Dial Thru International Corp.



 Date:  December 28, 2001                    By:   /s/ John Jenkins
                                                 ----------------------------
                                                 John Jenkins, Chairman & CEO

                        DIAL-THRU INTERNATIONAL CORPORATION

                           INDEX TO FINANCIAL STATEMENTS


 RAPID LINK, INC.

 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    F-2

 FINANCIAL STATEMENTS

 Consolidated Balance Sheets at December 31, 1999 and 2000             F-3

 Consolidated Statements of Operations for the years ended
 December 31, 1998, 1999 and 2000                                      F-4

 Consolidated Statements of Shareholders' Equity (Deficit)
 for the years ended December 31, 1998, 1999 and 2000                  F-5

 Consolidated Statements of Cash Flows for the years ended
 December 31, 1998, 1999 and 2000                                      F-6

 Notes to Consolidated Financial Statements                            F-7

 Unaudited Condensed Consolidated Balance Sheets
 December 31, 2000 and September 30, 2001                              F-18

 Unaudited Condensed Consolidated Statements of Operations
 for the nine months ended September 30, 2000 and 2001                 F-19

 Unaudited Condensed Consolidated Statements of Cash Flows
 for the nine months ended September 30, 2000 and 2001                 F-20

 PRO FROMA FINANCIAL STATEMENTS

 Introduction to Pro Forma Presentation                                F-22

 Unaudited Pro Forma Balance Sheet as of July 31, 2001                 F-23

 Unaudited Pro Forma Statement of Operations for the nine month
 period ended July 31, 2001                                            F-24

 Unaudited Pro Forma Statements of Operations for the year ended
 October 31, 2000                                                      F-25

 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




 To Rapid Link, Inc.:


 We have audited the accompanying consolidated balance sheets of RAPID LINK, INC. (a Georgia corporation) AND SUBSIDIARIES as of December 31, 1999 and 2000 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rapid Link, Inc. and subsidiaries as of December 31, 1999 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


 /s/ Arthur Andersen LLP

 Atlanta, Georgia
 December 22, 2001


                      RAPID LINK, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1999 AND 2000

                     ASSETS                             1999          2000
 ----------------------------------------------     -----------   -----------
 CURRENT ASSETS:
  Cash                                             $  4,162,905  $  1,613,765
  Accounts receivable, net of allowance for
    doubtful accounts of $915,339 and
    $1,224,681 in 1999 and 2000, respectively         2,785,601     3,417,452
  Other receivables                                     216,959        29,568
  Prepaids and other current assets                   1,189,739       658,094
                                                    -----------   -----------
       Total current assets                           8,355,204     5,718,879
                                                    -----------   -----------

 PROPERTY AND EQUIPMENT:
  Telecommunications equipment                        6,172,184     8,050,901
  Computers                                           2,646,483     3,075,765
  Furniture, fixtures, and equipment                    550,932       617,767
  Construction in progress                                    0        60,218
  Leasehold improvements                                359,032       626,269
                                                    -----------   -----------
                                                      9,728,631    12,430,920
  Less accumulated depreciation                      (2,009,063)   (4,433,890)
                                                    -----------   -----------
       Property and equipment, net                    7,719,568     7,997,030
                                                    -----------   -----------

 OTHER ASSETS:
  Intangible assets, net of accumulated
    amortization of $26,000 and $315,742 in
    1999 and 2000, respectively                         114,923     1,321,074
  Other                                                   1,949       187,822
                                                    -----------   -----------
       Total other assets                               166,872     1,508,896
                                                    -----------   -----------
       Total assets                                $ 16,241,644  $ 15,224,805
                                                    ===========   ===========


 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)         1999          2000
 ----------------------------------------------     -----------   -----------

 CURRENT LIABILITIES:
  Line of credit                                   $    500,000  $          0
  Short-term loans payable                                    0     2,108,016
  Short-term capital lease obligations                  879,606       903,363
  Accounts payable                                    3,071,223     3,189,186
  Accrued carrier costs                               3,628,553    12,116,833
  Unearned revenue                                    3,200,457     1,337,484
  Accrued payroll and related liabilities               703,332       617,731
  Accrued other taxes                                   392,765       963,780
  Customer deposits                                     126,164       186,476
  Customer advances                                     120,552             0
  Accrued dividends                                           0       956,269
  Other accrued liabilities                             777,906     1,981,375
                                                    -----------   -----------
       Total current liabilities                     13,400,558    24,360,513
                                                    -----------   -----------
 LONG-TERM LIABILITIES:
  Capital lease obligations                           1,614,413       928,308
                                                    -----------   -----------
  CONVERTIBLE PREFERRED STOCK, no par value;
    20,000,000 shares authorized, 632,510 and
    1,231,771 shares issued and outstanding in
    1999 and 2000, respectively                       9,984,541    16,481,762
  Subscription receivable                            (5,000,000)            0
                                                    -----------   -----------
                                                      4,984,541    16,481,762
                                                    -----------   -----------
 COMMITMENTS AND CONTINGENCIES (Note 8)

 SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value; 100,000,000
    shares authorized, 5,075,088 and 5,175,088
    shares issued and outstanding in 1999 and
    2000, respectively                                4,995,616     5,399,958
  Stock warrants                                        154,342        83,040
  Cumulative translation adjustment                      (5,159)     (319,419)
  Accumulated deficit                                (8,902,667)  (31,709,357)
                                                    -----------   -----------
       Total shareholders' deficit                   (3,757,868)  (26,545,778)
                                                    -----------   -----------
       Total liabilities and shareholders' equity  $ 16,241,644  $ 15,224,805
                                                    ===========   ===========


  The accompanying notes are an integral part of these consolidated balance sheets.

                                     F-3

                      RAPID LINK, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF OPERATIONS

            FOR THE YEARS ENDED DECEMBER 31, 1998, 1999, AND 2000



                                            1998         1999          2000
                                         ----------   ----------   -----------
 REVENUES                               $21,650,005  $34,421,100  $ 52,780,495

 COST OF SERVICE                         14,145,583   21,931,683    45,885,709
                                         ----------   ----------   -----------
        Gross margin                      7,504,422   12,489,417     6,894,786
                                         ----------   ----------   -----------

 OPERATING EXPENSES:
  Selling and marketing                   1,284,174    5,970,152     8,513,023
  General and administrative              6,882,978   12,887,467    16,633,934
  Depreciation and amortization             555,646    1,208,563     2,917,970
                                         ----------   ----------   -----------
        Total operating expenses          8,722,798   20,066,182    28,064,927
                                         ----------   ----------   -----------
 OPERATING LOSS                          (1,218,376)  (7,576,765)  (21,170,141)

 OTHER (EXPENSE) INCOME:
  Interest income                            27,293       15,854        77,214
  Interest expense                          (73,641)    (312,610)     (259,395)
  Loss on disposal of assets                      0            0      (398,834)
  Other                                     (23,225)      35,547      (109,940)
  Minority interest                               0        2,287        10,675
                                         ----------   ----------   -----------
        Total other expense                 (69,573)    (258,922)     (680,280)
                                         ----------   ----------   -----------
 LOSS BEFORE INCOME TAXES                (1,287,949)  (7,835,687)  (21,850,421)

 BENEFIT (PROVISION) FOR INCOME TAXES       407,104      (98,804)            0
                                         ----------   ----------   -----------
 NET LOSS                               $  (880,845) $(7,934,491) $(21,850,421)
                                         ==========   ==========   ===========                                     )


      The accompanying notes are an integral part of these consolidated statements.

                                     F-4

                                       RAPID LINK, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                             FOR THE YEARS ENDED DECEMBER 31, 1998, 1999, AND 2000



                                      Common Stock                                   Cumulative
                                 ----------------------   Subscription    Stock     Translation    Accumulated
                                  Shares        Value      Receivable    Warrants    Adjustment      Deficit         Total
                                 ---------    ---------     ---------    --------    ---------     -----------    -----------
 BALANCE, December 31, 1997      4,120,000   $1,010,000    $        0   $       0   $    2,980    $    (87,331)  $    925,649

  Comprehensive loss:
    Net loss                             0            0             0           0            0        (880,845)      (880,845)
    Changes in cumulative
     translation adjustment              0            0             0           0       23,212               0         23,212
                                                                                                                  -----------
       Comprehensive loss                                                                                            (857,633)
  Issuance of common stock         600,000    1,500,000             0           0            0               0      1,500,000
  Issuance of warrants                   0            0             0     154,342            0               0        154,342
  Subscription receivable                0            0      (250,000)          0            0               0       (250,000)
                                 ---------    ---------     ---------    --------    ---------     -----------    -----------
 BALANCE, December 31, 1998      4,720,000    2,510,000      (250,000)    154,342       26,192        (968,176)     1,472,358

  Comprehensive loss:
    Net loss                             0            0             0           0            0      (7,934,491)    (7,934,491)
    Changes in cumulative
     translation adjustment              0            0             0           0      (31,351)              0        (31,351)
                                                                                                                  -----------
       Comprehensive loss                                                                                          (7,965,842)
  Issuance of common stock         355,088    2,485,616             0           0            0               0      2,485,616
  Repayment of subscription
    receivable                           0            0       250,000           0            0               0        250,000
                                 ---------    ---------     ---------    --------    ---------     -----------    -----------
 BALANCE, December 31, 1999      5,075,088    4,995,616             0     154,342       (5,159)     (8,902,667)    (3,757,868)

  Comprehensive loss:
    Net loss                             0            0             0           0            0     (21,850,421)   (21,850,421)
    Changes in cumulative
     translation adjustment              0            0             0           0     (314,260)              0       (314,260)
                                                                                                                  -----------
       Comprehensive loss                                                                                         (22,164,681)
  Issuance of common stock         100,000      404,342             0    (154,342)           0               0        250,000
  Issuance of warrants                   0            0             0      83,040            0               0         83,040
  Dividends declared--
    convertible preferred stock          0            0             0           0            0        (956,269)      (956,269)
                                 ---------    ---------     ---------    --------    ---------     -----------    -----------
 BALANCE, December 31, 2000      5,175,088   $5,399,958    $        0   $  83,040   $ (319,419)   $(31,709,357)  $(26,545,778)
                                 =========    =========     =========    ========    =========     ===========    ===========


                 The accompanying notes are an integral part of these consolidated statements.

                                     F-5



                      RAPID LINK, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE YEARS ENDED DECEMBER 31, 1998, 1999, AND 2000





                                           1998         1999           2000
                                         ---------   ----------    -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                              $ (880,845) $(7,934,491)  $(21,850,421)

  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
     Minority interest                           0       (2,287)       (10,675)
     Depreciation and amortization         555,646    1,208,563      2,917,970
     (Gain)/Loss on disposal of equipment      881       (9,929)       398,834
     Amortization of debt issue costs       51,447      102,895         83,040
     Deferred tax assets                   (88,000)     237,000              0
     Changes in certain operating
     assets and liabilities:
       Accounts receivable                (420,309)  (1,984,746)      (631,851)
       Prepaids and other                 (780,226)    (615,569)       583,163
       Accounts payable                    113,759    2,817,686        117,963
       Unearned revenue                     44,968    2,621,404     (1,862,973)
       Accrued carrier costs                94,123    2,674,806      8,488,280
       Other current liabilities           443,186    1,077,389      1,628,643
                                         ---------   ----------    -----------
         Total adjustments                  15,475    8,127,212     11,712,394
                                         ---------   ----------    -----------
         Net cash (used in) provided
          by operating activities         (865,370)     192,721    (10,138,027)
                                         ---------   ----------    -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment    (1,359,844)  (4,725,626)    (3,569,381)
  Purchase of intangibles                        0     (113,044)    (1,481,090)
  Organizational cost expenditures         (27,879)           0              0
  Proceeds from disposal of equipment        1,406       90,000          1,549
  Other                                    (41,037)           0              0
                                         ---------   ----------    -----------
         Net cash used in investing
          activities                    (1,427,354)  (4,748,670)    (5,048,922)
                                         ---------   ----------    -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayment) from line of
    credit, net                            100,000      400,000       (500,000)
  Proceeds from issuance of short-
    term note                                    0            0      2,108,016
  Proceeds from issuance of convertible
    preferred stock, net of expenses             0    4,984,541     11,497,221
  Proceeds from issuance of common
    stock                                1,250,000    2,735,616        250,000
  Payments on capital leases                (7,926)    (182,428)      (403,168)
  Effect of changes in foreign
    exchange rate                           23,212      (31,351)      (314,260)
                                         ---------   ----------    -----------
         Net cash provided by
          financing activities           1,365,286    7,906,378     12,637,809
                                         ---------   ----------    -----------
 CHANGE IN CASH                           (927,438)   3,350,429     (2,549,140)

 CASH, beginning of year                 1,739,914      812,476      4,162,905
                                         ---------   ----------    -----------
 CASH, end of year                      $  812,476  $ 4,162,905  $   1,613,765
                                         =========   ==========    ===========

 NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Capital lease obligations incurred
    for property and equipment          $1,009,004  $ 1,675,269   $    259,180
                                         =========   ==========    ===========

  Issuance of subscriptions
    receivables                         $  250,000  $ 5,000,000   $          0
                                         =========   ==========    ===========

  Exercise of stock purchase warrant
    for the purchase of common stock    $        0  $         0   $    154,342
                                         =========   ==========    ===========

      The accompanying notes are an integral part of these consolidated statements.

                                     F-6

                      RAPID LINK, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      DECEMBER 31, 1998, 1999, AND 2000



 1.     ORGANIZATION AND NATURE OF BUSINESS

 Organization

 Rapid Link, Inc. (the "Company") (a Georgia corporation) was formed on February 28, 1996 and subsequently merged with Rapid Link USA, Inc. (a Georgia corporation), which was formed on October 26, 1993.

 During 1997,  the  Company formed  a  wholly owned  subsidiary,  Rapid  Link
 Telecommunications GmbH, for the purpose of selling and marketing long-distance service to the European community. During 1999, the Company entered into a joint venture in Okinawa, Japan (Note 3), and formed a wholly owned subsidiary, Rapid Link Czech Republic.

 Nature of the Business

 The  Company  provides  domestic  and  international  voice   communications
 services throughout the world. The Company provides these services via voice over Internet protocol, direct dial, 800 numbers, international callback, prepaid debit cards, and calling cards. The Company has offices in Atlanta, Georgia; Mannheim, Germany; Okinawa, Japan; Kuala Lumpur, Malaysia; and Prague, Czech Republic. It has switching equipment in Atlanta, Georgia; Frankfurt, Germany; Okinawa, Japan; and Jersey City, New Jersey. As all of the Company's subsidiaries operate in the same sector of the telecommunications industry, the Company considers that all subsidiaries are included in one segment.

 Financial Condition

 The Company is subject to various risks in connection with the operation of its business including, among other things, (i) changes in external competitive market factors, (ii) inability to satisfy anticipated working capital or other cash requirements, (iii) changes in the availability of transmission facilities, (iv) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the market, (v) various competitive factors that may prevent the Company from competing successfully in the marketplace, and (vi) the Company's lack of liquidity and its ability to raise additional capital. The Company has an accumulated deficit of approximately $31.7 million as of December 31, 2000, as well as a working capital deficit of approximately $18.6 million, and expects to continue to incur operating losses in the near future. Funding of the Company's working capital deficit, current and future operating losses, and expansion of the Company will require substantial continuing capital investment.

 Although the Company has been able to arrange debt facilities and equity financing to date, there can be no assurance that sufficient debt or equity financing will continue to be available in the future or that it will be available on terms acceptable to the Company. Failure to obtain sufficient capital could materially affect the Company's operations and expansion strategies. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company's ability to continue as a going concern.

 On March 13, 2001, the U.S. operations of the Company, which included the parent and one subsidiary (collectively, the "Debtors"), filed voluntary petitions with the United States Bankruptcy Court for the Northern District of Georgia for reorganization under Chapter 11 (the "Chapter 11 Cases"). On September 21, 2001, the Debtors filed a plan of reorganization (the "Plan") for the Chapter 11 Cases. The Plan was subsequently accepted by the required percentage of creditors entitled to vote on the Plan and was confirmed by the Bankruptcy Court by its order entered on September 21, 2001.

 On October 12, 2001, the Company completed the sale of certain assets and executory contracts of Rapid Link USA, Inc. and 100% of the common stock of Rapid Link Telecommunications, GmbH to Dial-Thru International Corp. ("DTI"). The creditors received approximately $2 million in cash and 600,000 shares of DTI stock. The assets acquired by DTI were purchased at a substantial discount and included primarily telecommunication switches and related software and furniture and fixtures.


 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

 The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and the majority-owned joint venture (Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation.

 Accounting Estimates

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property and Equipment

 Property and equipment are stated at cost. Expenditures for improvements are capitalized as property. Replacements, maintenance, and repairs that do not improve or extend the lives of the respective assets are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, commencing when the assets are installed or placed in service. Leasehold improvements are amortized over the shorter of the expected lease term or the useful life. The estimated useful lives are as follows:

    Telecommunications equipment and computers        Three to seven years
    Furniture, fixtures, and equipment                Five years

 Intangible Assets

 Intangible assets, net of accumulated amortization, as of December 31, 1999 and 2000 consisted of the following:

                                              1999        2000
                                            --------    ---------
      Licenses                            $  27,879   $1,481,050
      Customer lists                        113,044      155,766
                                            --------    ---------
                                            140,923    1,636,816
      Less accumulated amortization         (26,000)    (315,742)
                                           --------    ---------
                                          $ 114,923   $1,321,074
                                           ========    =========

 In April 1999, the Company completed an agreement to acquire the customers of a competitor in Prague, Czech Republic. In May 1999, the Company completed an agreement to purchase the customers in relation to a joint venture agreement (Note 3) in Okinawa, Japan. The Company amortizes the customer list over three years.

 In  February  2000,  the  Company  acquired   a  license  from  the   German
 authorities. This license gives the Company the right to provide and run a telecommunication net in Germany. The price of the license was approximately $1.5 million. The right to use it is unlimited, and the right does not expire. In accordance with the Company's accounting policy, this asset is depreciated straight line over five years.

 Long-Lived Assets

 In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and cost in excess of net assets acquired related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The effect of adopting SFAS No. 121 was not material to the Company's financial statements.

 The Company reviews its long-lived assets, such as property and equipment and intangible assets, for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. Management evaluates the tangible and intangible assets related to each acquisition individually to determine whether an impairment has occurred. An impairment is recognized when the undiscounted future cash flows estimated to be generated by the assets are not sufficient to recover the unamortized balance of the asset. Estimates of future cash flows are based on many factors, including current operating results, expected market trends, and competitive influences. If an impairment has occurred, a loss equal to the difference between the carrying value of the asset and its fair value is recognized. The resulting reduced carrying amount of the asset is accounted for as its new cost and is depreciated over the asset's remaining useful life. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

 Short Term Loans Payable

 In August 2000, the Company entered into a promissory note with an individual for $250,000, all of which is outstanding at December 31, 2000. The note was due March 31, 2001. Principal amounts outstanding under the note bear interest at 10% per annum. The Company has not made any payments under the promissory note.

 In November 2000, the Company entered into a promissory note with a telecommunications provider that provided financing of $1,858, 016 all of which is outstanding as of December 31, 2000. Principal amounts outstanding under the note bear interest at 10% per annum. The note is payable in eighteen equal installments. The note has been classified as short-term as the Company has defaulted on payment of the promissory note.

 Fair Value of Financial Instruments

 The fair value of financial instruments classified as current assets or liabilities, including cash, accounts receivable, and accounts payable,
 approximates  carrying  value  due  to   the  short-term  maturity  of   the
 instruments.

 Advertising Expenses

 The Company accounts for advertising costs in accordance with the American Institute of Certified Public Accountants' Statement of Position No. 93-7, "Reporting on Advertising Costs." Costs of print or other advertising are expensed when such costs are incurred. Advertising expenses totaled $359,516, $1,166,409, and $1,631,052 for the years ended December 31, 1998,
 1999, and 2000, respectively, and are included in selling and marketing in the accompanying statements of operations.

 Revenue Recognition

 The Company  recognizes  revenues  when services  are  provided.    Payments
 received  in  advance  for  long-distance   service  are  recorded  in   the
 accompanying balance sheets as unearned revenue.

 Foreign Operations

 The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation." Under SFAS No. 52, all balance sheet accounts are translated at the exchange rate at year-end. Income statement items are translated based on a weighted average exchange rate for the period that the subsidiaries were in operation. Translation adjustments are not included in determining net income but are accumulated and reported as a separate component of shareholders' equity.

 Comprehensive Income

 In 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income represents the change in equity of a business during a period, except for investments by owners and distributions to owners. Foreign currency translation adjustments represent the Company's only component of other comprehensive income. For the years ended December 31, 1999 and 2000, total comprehensive loss was approximately $8 million and $22.2 million, respectively.

 Income Taxes

 The Company accounted for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires deferred tax assets and liabilities to be determined based on the difference between the financial accounting and tax bases of assets and liabilities. Deferred tax assets and liabilities at the end of each year are determined using the enacted statutory tax rates expected to apply to taxable income in the years in which the deferred tax assets or liabilities are expected to be realized or settled.

 Source of Supplies

 The Company owns telecommunications switches and voice over Internet protocol gateways; however, the Company does not own a fiber network and, accordingly, relies on facilities-based bandwidth providers to provide transmission of its subscribers' voice communication services.

 Reclassifications

 Certain reclassifications have been made to prior year financial statements to conform to the current year presentation.

 New Accounting Pronouncements

 In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets." Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. Statement 141 also specifies certain criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer need to be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual value, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Adoption of these Statements is not expected to have any material impact on the Company's results of operations or financial position.

 In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and amends Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Statement retains the basic framework of SFAS No. 121, resolves certain implementation issues of SFAS No. 121, extends applicability to discontinued operations, and broadens the presentation of discontinued operations to include a component of an entity. The Statement will be applied prospectively and is effective for financial statements issued for fiscal years beginning after December 15, 2001. Adoption of the Statement is not expected to have any material impact on the Company's results of operations or financial position.

 3.     JOINT VENTURE

 On May 31, 1999, the Company entered into a joint venture with an individual d.b.a. ICSC, a Japanese sole proprietorship, to operate an Internet service provider and cyber cafe in Okinawa, Japan, and related business. The joint venture, Rapid Link/ICSC Joint Venture, was capitalized with a company contribution of $40,000 for a 95% interest in the joint venture. ICSC contributed all the assets and services of the sole proprietorship with an estimated fair value of $21,950 for a 5% interest in the joint venture. In accordance with the joint venture agreement, ICSC was subsequently paid $20,000 for the equipment ICSC transferred to the joint venture. The financial statements of the joint venture are consolidated herein.


 4.     WORKING CAPITAL LINE OF CREDIT

 During the third quarter of 1998, the Company entered into a $750,000 working capital line of credit with a bank, which was amended effective June 1, 1999 to increase the borrowings to $1.5 million. The working capital line of credit incurred interest at LIBOR plus 2% (7.83% at December 31, 1999) and expired January 30, 2000. The Company had $500,000 outstanding at December 31, 1999 under the working capital line of credit. The Company paid all outstanding balances as of the expiration date.


 5.     CAPITAL LEASE OBLIGATIONS

 At December 31, 2000, future minimum annual rental commitments for the years ending December 31 under noncancelable capital lease obligations are as follows:

      2001                                              $   933,115
      2002                                                  781,666
      2003                                                  263,051
      2004                                                   24,912
      2005 and thereafter                                       732
                                                         ----------
             Total minimum lease payments                 2,003,476
      Less amount representing interest                    (171,803)
                                                         ----------
      Present value of minimum capital lease payments   $ 1,831,673
                                                         ==========



 Capital leases are for telecommunications equipment. Capital lease property included in property and equipment at December 31, 2000 is as follows:

      Telecommunications equipment                      $ 7,475,557
        Less accumulated amortization                    (2,535,856)
                                                         ----------
                                                        $ 4,939,701
                                                         ==========

 6.     CONVERTIBLE PREFERRED STOCK

 In December 1999, VAXA Capital agreed to purchase 632,510 shares of the Company's convertible preferred stock of which 316,255 shares were purchased for the year ended December 31, 1999. The remaining 316,255 shares were issued with the payment received February 2000. In consideration of the preferred shares, VAXA Capital paid $5,000,000 in December 1999 and $5,000,000 in February 2000.

 During the year ended December 31, 2000,  the Company issued 599,260  shares
 of  the  Company's   convertible  preferred  stock   for  consideration   of
 $6,557,092.

 The Company's convertible preferred stock has no par value and is redeemable by the Company at any time at a redemption price to be determined by the board of directors. In addition, the holders of such stock have the right to require the Company to purchase their shares at a price agreed to by the parties at any time. Dividends on the convertible preferred stock accrue at a rate of 8% per year.


 7.     EQUITY

 During 1999, the Company  sold 355,088 shares of  common stock and  received
 proceeds of $2,485,616.   Management  of the  Company purchased  67% of  the
 common stock in 1999.

 Stock Warrants

 In connection with the guarantee of the working capital line of credit, the board of directors issued 100,000 stock purchase warrants to the shareholders. The warrants were issued on November 19, 1998 at the exercise price of $2.50, the estimated fair value of the common stock. The warrants were exercisable as of the date of issue. The estimated $154,000 fair value of the warrants as calculated under the Black-Scholes option pricing model at the date of grant was included in stock warrants and deferred debt issue costs. The deferred debt issue costs are being amortized over the life of the working capital line of credit. During the years ended December 31, 1998, 1999 and 2000, the Company recorded additional interest expense in the amount of $51,447, $102,895 and $0, respectively, to reflect the amortization of debt issuance costs.

 During 2000, the shareholders exercised 100,000 stock purchase warrants. Accordingly, the Company received $250,000 related to the exercise and reclassified the fair value of the stock warrant as common stock.

 In connection with the August 2000 promissory note (Note 2), the Company issued 12,000 stock purchase warrants to an individual. The warrants were issued at an exercise price of $11, the estimated fair value of the common stock. The warrants were exercisable at the date of issue. The estimated $83,000 fair value of the warrant as calculated under the Black-Scholes option pricing model at the date of grant was included in stock warrants and interest expense.

 Subscription Receivable

 In December 1998, a board member of the Company purchased 200,000 shares of the Company's common stock. In consideration of the common shares, the board member paid $250,000 in December 1998, $200,000 in January 1999, and the remaining $50,000 in June 1999.


 Employee Stock Incentive Plan

 The Company sponsors a stock incentive plan, which provides for the granting of stock options to key employees. Options are generally granted at a price (established by the board of directors based on valuation analyses) equal to at least 100% of the most recent valuation analysis price as of the option grant date.

 Statement of Financial Accounting Standards No. 123

 During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting methodology required by APB Opinion No. 25 must make pro forma disclosures of net income as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

 The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25, under which no compensation cost has been recognized by the Company. However, the Company has computed, for pro forma disclosure purposes, the value of all options for shares of the Company's common stock granted to employees of the Company using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the following weighted average assumptions:

                                    1998          1999         2000
                                -----------   -----------   ---------
      Risk-free interest rate   4.6% to 5.6%  4.6% to 6.1%  4.6% to 6%
      Expected dividend yield   0             0             0
      Expected lives            Five years    Five years    Five years
      Expected volatility       70%           70%           70%

 The total fair value of the options granted during the years ended
 December 31, 1998, 1999, and 2000 was computed as approximately $115,000, $484,000, and $1,500,000, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's reported pro forma net loss for the years ended December 31, 1998, 1999, and 2000 would be as follows:

                                     1998         1999          2000
                                   --------   ----------    -----------
      Net loss:
       As reported                $(880,845) $(7,934,491)  $(21,850,421)
       Pro forma                   (939,008)  (8,066,069)   (22,314,788)


 The following table summarizes the transactions under the Company's stock incentive plan:

                                              Number   Weighted
                                                of      Average
                                              Shares   Exercise
                                                         Price
                                             -------    ------

      Outstanding at December 31, 1997       108,000   $  1.83
       Granted                               124,900      3.01
       Forfeited                             (16,000)     3.30
                                             -------
      Outstanding at December 31, 1998       216,900      2.58
       Granted                               240,566      3.66
       Forfeited                             (25,400)      .89
                                             -------
      Outstanding at December 31, 1999       432,066      3.07
       Granted                               195,525     15.81
       Forfeited                             (71,000)    13.41
                                             -------
      Outstanding at December 31, 2000       556,591      3.07
                                             =======

 The following table sets forth the exercise price range, number of shares, weighted average exercise prices, and remaining contractual lives by groups of similar price and grant date:

    Actual    Number of Shares   Weighted    Weighted    Number of    Weighted
   Range of    Outstanding at    Average     Average      Shares      Average
   Exercise    December 31,     Remaining   Exercise  Exercisable at  Exercise
    Prices         2000         Contractual   Price    December 31,   Price
                                   Life                   2000
 ------------    -------        ----------   ------      ------        -----
                                (In Years)

 $0.50-$1.00      57,800           6.60     $  0.65      32,900        $0.69
 $1.01-$3.50     205,400           7.95        3.40           0         0.00
 $3.51-$5.25      97,866           8.75        5.20           0         0.00
 $5.26-$15.81    195,525           9.75       15.81           0         0.00


 8.     COMMITMENTS AND CONTINGENCIES

 Lease Commitments

 The Company leases certain office space and equipment under noncancelable operating lease agreements, which expire at various dates through 2005. Future minimum rentals under noncancelable operating leases for the years ended December 31 are as follows:

           2001                             $  639,863
           2002                                622,000
           2003                                450,565
           2004 and thereafter                 310,616
                                             ---------
                                            $2,023,044
                                             =========


 Total rental expense related to operating leases totaled $292,978, $392,901, and $181,627 for the years ended December 31, 1998, 1999, and 2000, respectively, and is included in general and administrative operating expenses in the accompanying statements of operations.

 Contingencies

 Certain of the Company's vendors have billed the Company rates other than the parties contractually agreed upon. The Company is currently disputing certain charges in excess of the contractual rates. The Company has recorded all disputed items in accrued carrier costs. If the Company does not prevail, there could be a material adverse effect on the financial statements.

 Legal Proceedings

 The Company is subject to lawsuits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these pending legal proceedings will not have a material adverse effect on the Company's business or financial condition.

 9.     INCOME TAXES

 The provision (benefit) for income taxes is as follows as of December 31, 1998, 1999, and 2000:

                                       1998       1999        2000
                                     --------    --------     ----
      Current:
       Federal                      $(280,132)  $(134,096)    $  0
       State                          (38,972)     (4,100)       0
                                     --------    --------     ----
                                     (319,104)   (138,196)       0
                                     --------    --------     ----
      Deferred:
       Federal                        (85,000)    228,920        0
       State                           (3,000)      8,080        0
                                     --------    --------     ----
                                      (88,000)    237,000        0
                                     --------    --------     ----
      (Benefit) provision for
       income taxes                 $(407,104)  $  98,804     $  0
                                     ========    ========     ====


 The differences between the federal statutory income tax rate and the Company's effective tax rate were as follows as of December 31, 1998, 1999, and 2000:

                                             1998     1999     2000
                                             ----     ----     ----
 Federal statutory rate                     (34.0)%  (34.0)%  (34.0)%
 State taxes, net of federal benefit         (5.0)    (5.0)    (5.0)
 Effect of net operating loss                 1.3     37.7     35.9
  carryforwards and valuation allowance
 Other                                        6.1      2.6      3.1
                                             ----     ----     ----
                                            (31.6)%    1.3%     0.0 %
                                             ====     ====     ====


 Income taxes paid (received) were $459,000, $(54,369), and $0 in the years ended December 31, 1998, 1999, and 2000, respectively.

 Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of deferred tax assets and liabilities as of December 31, 1999 and 2000 are as follows:

                                                   1999            2000
                                                 ---------      ----------
 Deferred tax assets:
  Net operating loss carryforwards              $2,764,192     $10,720,883
  Bad debt reserve                                 347,829         393,418
  Other                                             77,669         171,581
                                                 ---------      ----------
                                                 3,189,690      11,285,882
 Deferred tax liabilities:
  Accelerated depreciation                         463,951         140,410
                                                 ---------      ----------
        Total net deferred tax asset before
          valuation allowance                    2,725,739      11,145,472
  Less valuation allowance                      (2,725,739)    (11,145,472)
                                                 ---------      ----------
        Total net deferred taxes                $        0     $         0
                                                 =========      ==========


 The increase in the valuation allowance for the year ended December 31, 1999 and 2000 was $2.7 million and $8.4 million, respectively, primarily related to operating loss carryforwards.

 As of December 31, 1999 and 2000, the Company had net operating loss carryforwards, which expire at various dates through 2010, of approximately $7.1 million and $28.2 million, respectively. A valuation allowance is established to reduce the deferred income tax assets to the level at which it is more likely than not that the tax benefits will be realized. Realization of tax benefits depends on having sufficient taxable income within the carryback and carryforward periods. The Company continually reviews the adequacy of the valuation allowance and recognizes these benefits as reassessment indicates that it is more likely than not that the benefits will be realized. Based on pretax losses incurred in recent years, management has established a valuation allowance against the entire net deferred tax asset balance.


 10.    FINANCIAL FRAUD

 During 2000, management of the Company discovered that a portion of their prepaid calling cards had been fraudulently activated by certain employees of the Company and provided to distributors but never billed to those distributors. The employees are no longer with the Company. The Company has reached an agreement with one of these distributors to collect $468,000 in payment for prepaid calling cards distributed without proper approval, this settlement was recorded as revenue in the year ended December 31, 2000. The Company did not record any revenues related to the fraudulently activated prepaid calling cards for the year ended December 31, 1999. Additionally, the Company has insurance coverage in the amount of $250,000 to cover a loss of this nature.


                      RAPID LINK, INC. AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED BALANCE SHEETS

                   DECEMBER 31, 2000 AND SEPTEMBER 30, 2001


                    ASSETS                         December 31,  September 30,
                                                        2000          2001
 ----------------------------------------------     -----------   -----------
                                                                  (Unaudited)
 CURRENT ASSETS:
  Cash                                             $  1,613,765  $    585,950
  Accounts receivable, net                            3,417,452     2,359,833
  Other receivables                                      29,568             0
  Prepaids and other current assets                     658,094       152,830
                                                    -----------   -----------
       Total current assets                           5,718,879     3,098,613
                                                    -----------   -----------

 PROPERTY AND EQUIPMENT:
  Telecommunications equipment                        8,050,901     7,698,775
  Computers                                           3,075,765     3,364,771
  Furniture, fixtures, and equipment                    617,767       665,356
  Construction in progress                               60,218             0
  Leasehold improvements                                626,269       628,751
                                                    -----------   -----------
                                                     12,430,920    12,357,653
  Less accumulated depreciation                      (4,433,890)   (6,693,874)
                                                    -----------   -----------
       Property and equipment, net                    7,997,030     5,663,779
                                                    -----------   -----------
 OTHER ASSETS:
  Intangible assets, net                              1,321,074       876,640
  Other                                                 187,822       306,749
                                                    -----------   -----------
       Total other assets                             1,508,896     1,183,389
                                                    -----------   -----------
       Total assets                                $ 15,224,805  $  9,945,781
                                                    ===========   ===========


                                                    December 31, September 30,
 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)         2000          2001
 ----------------------------------------------     -----------   -----------
                                                                  (Unaudited)
 CURRENT LIABILITIES:
 Liabilities not subject to compromise
  Short-term loans payable                         $  2,108,016  $    103,663
  Short-term capital lease obligations                  903,363       841,579
  Accounts payable                                    3,189,186     2,932,648
  Accrued carrier costs                              12,116,833       250,687
  Unearned revenue                                    1,337,484       723,612
  Accrued payroll and related liabilities               617,731             0
  Accrued other taxes                                   963,780        85,614
  Customer deposits                                     186,476             0
  Customer advances                                           0             0
  Accrued dividends                                     956,269             0
  Other accrued liabilities                           1,981,375       237,959
                                                    -----------   -----------
       Total current liabilities                     24,360,513     5,175,762
                                                    -----------   -----------
 LONG-TERM LIABILITIES:
  Capital lease obligations                             928,308             0
                                                    -----------   -----------
  Convertible preferred stock, no par value,
    20,000,000 shares authorized, 1,231,771
    and 1,232,970 shares issued and
    outstanding in 2000 and 2001, respectively       16,481,762    16,506,762
                                                    -----------   -----------
  LIABILITIES SUBJECT TO COMPROMISE                           0    22,447,070

 COMMITMENTS AND CONTINGENCIES

 SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock, no par value; 10,000,000 shares
    authorized, 5,175,088 shares issued and
    outstanding in 2000 and 2001, respectively        5,399,958     5,399,958
  Stock warrants                                         83,040        83,040
  Cumulative translation adjustment                    (319,419)     (472,421)
  Retained deficit                                  (31,709,357)  (39,194,390)
                                                    -----------   -----------
       Total shareholders' deficit                  (26,545,778)  (34,183,813)
                                                    -----------   -----------
       Total liabilities and shareholders' equity  $ 15,224,805  $  9,945,781
                                                    ===========   ===========


 The accompanying notes are an integral part of these condensed consolidated balance sheets.

                                     F-18

                      RAPID LINK, INC. AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001

                                 (UNAUDITED)

                                                  September 30,  September 30,
                                                        2000          2001
                                                    -----------   -----------
 REVENUES                                          $ 41,312,120  $ 18,267,358

 COST OF SERVICE                                     33,990,240    13,537,293
                                                    -----------   -----------
        Gross margin                                  7,321,881     4,730,065
                                                    -----------   -----------
 OPERATING EXPENSES:
  Selling and marketing                               7,006,781     1,354,548
  General and administrative                         14,144,484     7,683,817
  Depreciation and amortization                       1,949,865     2,533,183
  Reorganization items                                        0       322,017
                                                    -----------   -----------
        Total operating expenses                     23,101,130    11,893,565
                                                    -----------   -----------
 OPERATING LOSS                                     (15,779,250)   (7,163,500)
                                                    -----------   -----------
 OTHER EXPENSE, NET                                     468,241        93,592
                                                    -----------   -----------
 LOSS BEFORE INCOME TAXES                           (16,247,491)   (7,257,092)

 BENEFIT (PROVISION) FOR INCOME TAXES                         0             0
                                                    -----------   -----------
 NET LOSS                                          $(16,247,491) $ (7,257,092)
                                                    ===========   ===========

 The accompanying notes are an integral part of these condensed consolidated statements.

                                     F-19


                      RAPID LINK, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001

                                 (UNAUDITED)

                                                   September 30, September 30,
                                                        2000          2001
                                                    -----------   -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $(16,247,491) $ (7,257,092)
                                                    -----------   -----------
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
     Depreciation and amortization                    1,949,865     2,533,183
     Loss on disposal of equipment                      364,848       (21,821)
     Amortization of debt issue costs                    13,840        27,680
     Changes in certain operating assets and
       liabilities:
       Accounts receivable                              367,642       966,704
       Prepaids and other                               201,741       675,032
       Accounts payable                               1,871,809    (4,142,504)
       Unearned revenue                               (844,109)      (904,368)
       Accrued carrier costs                          1,180,591     8,020,171
       Other current liabilities                      2,863,921        67,504
                                                    -----------   -----------
         Total adjustments                            7,970,141     7,221,581
                                                    -----------   -----------
         Net cash (used in) provided by
          operating activities                       (8,277,343)      (35,511)
                                                    -----------   -----------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                 (2,451,858)     (251,055)
  Purchase of intangibles                            (1,360,812)            0
                                                    -----------   -----------
         Net cash used in investing activities       (3,812,670)     (251,055)
                                                    -----------   -----------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayment) from line of credit, net        (500,000)      (89,345)
  Proceeds from issuance of convertible
    preferred stock, net of expenses                 10,247,216        25,000
  Proceeds from issuance of common stock                250,000           169
  Payments on capital leases                           (315,827)     (524,074)
  Effect of changes in foreign exchange rate           (174,050)     (152,099)
                                                    -----------   -----------
         Net cash provided by financing activities    9,507,339      (741,249)
                                                    -----------   -----------
 CHANGE IN CASH                                      (2,582,674)   (1,027,815)

 CASH, beginning of year                              4,162,905     1,613,765
                                                    -----------   -----------
 CASH, end of year                                 $  1,580,231  $    585,950
                                                    ===========   ===========

 NONCASH INVESTING AND FINANCING ACTIVITIES:
  Capital lease obligations incurred for
    property and equipment                         $    113,002  $          0
                                                    ===========   ===========
  Exercise of stock purchase warrant for the
    purchase of common stock                       $    154,342  $          0
                                                    ===========   ===========

      The accompanying notes are an integral part of these consolidated statements.

                                     F-20


                      RAPID LINK, INC. AND SUBSIDIARIES

        CONDENSED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


  1. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to Article 10 of Regulation S-X of the Securities and Exchange Commission. The accompanying unaudited condensed consolidated financial statements reflect, in the opinion of management, all adjustments necessary to achieve a fair statement of financial position and results for the interim periods presented. All such adjustments are of a normal recurring nature. It is suggested that these condensed financial statements be read in conjunction with the annual consolidated financial statements of Rapid Link, Inc. and its subsidiaries (the "Company") and the notes thereto.

  2. On March 13, 2001, the U.S. operations of the Company, which included the parent and one subsidiary (collectively, the "Debtors"), filed voluntary petitions with the United States Bankruptcy Court for the Northern District of Georgia for reorganization under Chapter 11 (the "Chapter 11 Cases"). On September 21, 2001, the Debtors filed a plan of reorganization (the "Plan") for the Chapter 11 Cases. The Plan was subsequently accepted by the required percentage of creditors entitled to vote on the Plan and was confirmed by the Bankruptcy Court by its order entered on September 21, 2001. The Company incurred $322,017 of reorganization expenses in the nine month period ended September 30, 2001.

  3. On October 12, 2001, the Company completed the sale of certain assets and executory contracts of Rapid Link USA, Inc. and 100% of the common stock of Rapid Link Telecommunications, GmbH to Dial-Thru International Corp. ("DTI"). The creditors received approximately $2 million in cash and 600,000 shares of DTI stock. The assets acquired by DTI were purchased at a substantial discount and included primarily telecommunication switches and related software and furniture and fixtures.

 (b)   Pro Forma Financial Information.

      The unaudited pro forma condensed balance sheet of Dial Thru International Corporation (the "Company") and Rapid Link, Incorporated ("Rapid Link") as of July 31, 2001 reflects this acquisition as if it had occurred on July 31, 2001. The acquisition has been accounted for using the purchase method of accounting.

      The unaudited pro forma condensed statements of operations for the year ended October 31, 2000 and the nine months ended July 31, 2001 reflect the acquisition as if it had occurred on November 1, 1999 and 2000, respectively.

      The unaudited pro forma condensed balance sheet and statements of operations should be read in conjunction with the separate historical financial statements of the Company and Rapid Link, and related notes appearing elsewhere in this document. The historical statements of operations for Rapid Link included in these pro forma financial statements are for the year ended December 31, 2000 and nine months ended September 30, 2001. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined entities.

 Notes to Pro Forma Financial Statements

 1.   Pro Forma Condensed Balance Sheet

      For purposes of determining the pro forma effect of the Rapid Link acquisition, the pro forma adjustments described below have been made on the historical balance sheet as of July 31, 2001 (unaudited).

 2.   Pro Forma Condensed Statements of Operations

      For purposes of determining the pro forma effect of the Rapid Link acquisition, the pro forma adjustments described below have been made on the unaudited historical statements of operations of the Company and Rapid Link for the nine month period ended July 31, 2001, and to the historical statements of operations of the Company and Rapid Link for the year ended October 31, 2000 as if the acquisition had occurred as of November 1, 1999.




                     DIAL THRU INTERNATIONAL, CORPORATION
                  UNAUDITED COMBINED PRO FORMA BALANCE SHEET
                              AS OF JULY 31, 2001

                                         Historical   Historical                          Pro Forma
                                          Dial Thru   Rapid Link,     Pro Forma           Dial Thru
                                         Intl. Corp.    Inc.(a)      Adjustments          Intl. Corp.
                                        -------------------------------------------------------------
                      ASSETS
 Current Assets
   Cash and cash equivalents           $    315,528  $    585,950   $   (433,283) (b)    $    118,195
                                                                        (350,000) (b)
   Trade accounts receivable, net           896,993     2,359,833     (1,764,770) (b)       1,492,056
   Prepaid expenses and other                67,162       152,830       (122,908) (b)          97,084
                                        -------------------------------------------------------------
           Total current assets           1,279,683     3,098,613     (2,670,962)           1,707,334
                                        -------------------------------------------------------------
 Property and equipment, net              1,235,526     5,663,779     (1,347,416) (b)       5,551,889

 Property and equipment held for sale       320,307             -                             320,307
 Other assets                             2,688,923       306,749       (293,018) (b)       2,702,654
 Intangible assets, net                   1,851,866       876,640         17,459  (b)       2,745,965
                                        -------------------------------------------------------------
           Total assets                $  7,376,305  $  9,945,781   $ (4,293,937)        $ 13,028,149
                                        =============================================================

       LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilites Not Subject to Compromise
 Current Liabilities
   Loans and note payable              $    755,958  $    103,663                             859,621
   Current portion of capital
     lease obligation                       118,582             -                             118,582
   Trade accounts payable                 3,515,346     2,932,648     (1,590,000) (b)       4,857,994
   Accrued Carrier Costs                          -       250,687                             250,687
   Accrued Liabilities                      197,910       237,959        358,081  (b)         793,950
   Deferred revenue                          86,156       723,612                             809,768
   Tax Payable                                    -        85,614                              85,614
                                        -------------------------------------------------------------
           Total current liabilities      4,673,952     4,334,184     (1,231,919)           7,776,217

 Capital lease obligation,
   net of current                            71,549       841,579                             913,128
 Convertible debenture, net                 927,605             -                             927,605

 Convertible note, net                                                 1,240,000  (g)         410,764
                                                                        (551,018) (d)
                                                                        (278,218) (e)
 Preferred stock                                  -    16,506,762    (16,506,762) (b)               -
 Liabilities subject to compromise                     22,447,070    (22,447,070) (b)

           Stockholders' equity
 Common stock                                11,535     5,399,958     (5,399,958) (b)          12,135
                                                                             600  (c)
 Additional paid-in capital              35,988,936             -        551,018  (d)      37,648,344
                                                                         467,400  (c)
                                                                         362,772  (f)
                                                                         278,218  (e)
 Accumulated deficit                    (34,219,906)  (39,194,390)    39,194,390  (b)     (34,582,678)
                                                                        (362,772) (f)
 Accumulated other comprehensive
   income (loss)                             (5,416)            -                              (5,416)
 Cumulative translation adjustments               -      (472,421)       472,421  (b)               -
 Treasury stock, 12,022 common
   shares at cost                           (54,870)            -                             (54,870)
 Notes Receivable - common stock            (17,080)            -                             (17,080)
 Capital Stock Warrants                           -        83,040        (83,040) (b)               -
                                        -------------------------------------------------------------
           Total stockholders' equity     1,703,199   (34,183,813)    35,481,049            3,000,435
                                        -------------------------------------------------------------
 Total liabilities and
   stockholders' equity                $  7,376,305  $  9,945,781   $ (4,293,937)        $ 13,028,149
                                        =============================================================


 (a) Reflects the historcial balance sheet of Rapid Link, Inc. as of September 30, 2001. Rapid Link, Inc. has a calendar year fiscal period.

 (b) Reflects the purchase price allocation arising from the acquisition of the certain assets and liabilities of the U.S. operations of Rapid Link, Inc. and the stock of Rapid Link Inc.'s German subsidiary as if it had occurred on November 1, 2000. A summary of the computation is as follows:

       Purchase Price                                           $ 2,058,000
       Less: Net tangible assets acquired                         3,763,497
       Plus:  Transaction costs of purchase acquisition             358,081
                                                                 ----------
       Excess fair value over purchase price of the the noted
        subsidiaries of Rapid Link's net assets acquired
        (i.e. negative goodwill)                                $(1,347,416)
                                                                 ==========

     The negative goodwill noted above has been allocated to reduce the fair value of property and equipment, net in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141 Business Combinations.


 (c) Reflects 600,000 shares of Dial Thru International, Inc.'s common stock issued to the Bankruptcy Estate of Rapid Link, Inc in association with the acquisition of certain assets and liabilities of Rapid Link, Inc. (representing 600,000 shares at $0.78 fair value on the date of issuance) as if such shares were outstanding as of November 1, 2000.

 (d) Reflects the relative fair value calculation of the warrants issued in connection with the convertible notes. The Company calculates a fair value of $991,967 using an option pricing model. The assumptions under the Balck scholes calculation were; 5% risk free interest rate, dividends yield of 0%, volatility factors of the expected market price of Dial Thru's common stock of 1.36; and an expected life of the warrants of two years. The Company then calculated the relative fair value in accordance with EITF 00-27 and arrived at an amount of $551,018 allocated to warrants. The stock warrants will be amortized to interest expense over the life of the convertible notes.

 (e) Reflects the beneficial conversion feature embedded in the convertible notes issued in connection with the acquisition in accordance with EITF 00-27. The notes are convertible over two years.

 (f) Reflects the beneficial conversion feature, which was immediately convertible, embedded in the convertible debenture calculation in accordance with EITF 00-27.

 (g) Reflects the notes issued by the Company to execute the transaction.
     The notes carry an interest rate of 10% and are payable over two years.


 Liabilities subject to compromise consist of the following:

 Loans and note payable                                       $  1,965,008
 Trade accounts payable                                          1,056,809
 Accrued carrier costs                                          14,584,025
 Accrued liabilites & taxes payable                              3,026,957
 Capital lease obligations                                         630,059
 Dividends payable                                               1,184,211
                                                               -----------
                                                                22,447,070
                                     F-23


                     DIAL THRU INTERNATIONAL, CORPORATION
            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                FOR THE NINE MONTH PERIOD ENDED JULY 31, 2001

                                        Historical    Historical                          Pro Forma
                                         Dial Thru    Rapid Link,     Pro Forma           Dial Thru
                                        Intl. Corp.     Inc.(a)      Adjustments          Intl. Corp.
                                        -------------------------------------------------------------
 REVENUES
   Revenues                            $  3,448,338  $ 18,267,358   $          -         $ 21,715,696
                                        -------------------------------------------------------------
         Total revenues                   3,448,338    18,267,358              -           21,715,696

 COSTS AND EXPENSES
   Cost of Revenues                       2,357,552    13,537,293              -           15,894,845
   Sales & marketing                        499,641     1,354,548              -            1,854,189
   General & administrative               2,042,678     7,683,817     (1,924,822)  (b)      7,801,673
   Depreciation and amortization            468,029     2,533,183       (389,636)  (c)      2,611,576
   Reorganizational items                         -       322,017              -              322,017
                                        -------------------------------------------------------------
         Total cost and expenses          5,367,900    25,430,858     (2,314,458)          28,484,300
                                        -------------------------------------------------------------

                Operating loss           (1,919,562)   (7,163,500)     2,314,458           (6,768,604)

 OTHER INCOME (EXPENSES)
   Interest and financing costs            (379,990)     (138,797)      (310,963)  (d)       (783,953)
                                                                         138,797   (e)
                                                                         (93,000)  (f)
   Interest Income                                -         4,933              -                4,933
   Other Income (Expense)                 1,009,373        40,552              -            1,049,925
   Write off of investment in
     marketable securities                 (446,820)            -              -             (446,820)
                                        -------------------------------------------------------------
         Total other income (expense)       182,563       (93,312)      (265,166)            (175,915)

 Net loss before  income taxes           (1,736,999)   (7,256,812)     2,049,292           (6,944,519)

 Provision for Income tax                         -          (279)                               (279)
                                        -------------------------------------------------------------
 Net loss                              $ (1,736,999) $ (7,257,091)  $  2,049,292         $ (6,944,798)
                                        =============================================================


 Basic and diluted loss per share      $      (0.16)                                     $      (0.62)
                                        ===========                                       ===========

 Weighted average number of common
   shares - basic and diluted            10,677,487                      600,000  (g)      11,277,487
                                        ===========                  ===========          ===========

 (a) Historical amounts related to Rapid Link, Inc. represent the statement of operations for the nine months ended September 30, 2001.

 (b) Reflects an adjustment to general and administrative expenses representing expenses eliminated upon the closing of the acquisition of Rapid Link. The adjustment reflected is solely related to headcount reduction which has already been executed.

 (c) Represents a reduction of depreciation expense based on the purchase price allocation as noted in footnote (a) to the pro forma balance sheet for the acquisition of Rapid Link. Upon allocation of purchase price to net assets acquired, the Company ends up with negative goodwill.
     Therefore, in accordance with Statement of Financial Accounting Standards
     ("SFAS") No. 141 Business Combinations, the Company reduced the net book value of fixed assets which reduces the depreciation.

 (d) Reflects the amortization of the debt discount and additional beneficial conversion feature calculated in accordance with EITF
     00-27 recognized in connection with the issuance of warrants detachable from convertible notes as if the acquisition of Rapid
     Link had taken place on November 1, 2000.

 (e) Reflects the reduction of interest expense related to Rapid Link as the Company will not assume the debt.

 (f) Reflects interest expense related to the $1.2 million of convertible notes issued to execute the purchase of Rapid Link. Interest is calculated at 10% in accordance with the notes.

 (g) Reflects 600,000 shares of Dial Thru Intl common stock issued to the Bankruptcy Estate of Rapid Link, Inc. in the merger as if such shares were outstanding since November 1, 2000. Also, excludes the effect of stock options for purposes of the diluted earnings per share calculation, since the effect for pro forma purposes is antidilutive.

                                     F-24

                     DIAL THRU INTERNATIONAL, CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 31, 2000

                                         Historical   Historical                          Pro Forma
                                          Dial Thru   Rapid Link,     Pro Forma           Dial Thru
                                         Intl. Corp.   Inc. (a)      Adjustments          Intl. Corp.
                                        -------------------------------------------------------------
 REVENUES
   Revenues                            $  8,591,449  $ 52,780,495              -         $ 61,371,944
                                        -------------------------------------------------------------
         Total revenues                   8,591,449    52,780,495              -           61,371,944

 COSTS AND EXPENSES
   Cost of Revenues                       9,971,409    45,885,709              -           55,857,118
   Sales & marketing                        862,582     8,513,023              -            9,375,605
   Non-cash expense related to
     issuance of warrants                 1,937,184             -              -            1,937,184
   General & administrative               5,201,608    16,633,934     (6,317,914) (b)      15,517,628
   Impairment charge to write
     down advertising credits               575,542             -              -              575,542
   Depreciation and amortization            565,188     2,917,970       (519,515) (c)       2,963,643
                                        -------------------------------------------------------------
         Total cost and expenses         19,113,513    73,950,636     (6,837,429)          86,226,720
                                        -------------------------------------------------------------
                Operating loss          (10,522,064)  (21,170,141)     6,837,429          (24,854,776)

 OTHER INCOME (EXPENSES)
   Interest and financing costs            (679,258)     (259,395)      (414,618) (d)      (1,271,876)
                                                                         259,395  (e)
                                                                        (124,000) (f)
   Interest Income                           14,580        77,214              -               91,794
   Other Expense                                  -      (498,098)             -             (498,098)
                                        -------------------------------------------------------------
         Total other income (expense)      (664,678)     (680,280)      (279,223)          (1,624,181)

 Net loss before income tax             (11,186,742)  (21,850,421)     6,558,206          (26,478,957)

 Provision for Income tax                         -             -              -                    -
                                        -------------------------------------------------------------
 Net loss                              $(11,186,742) $(21,850,421)  $  6,558,206         $(26,478,957)
                                        =============================================================


 Baisc and diluted loss per share      $      (1.31)                                     $      (2.90)
                                        ===========                                       ===========

 Weighted average number of common
    shares - basic and diluted            8,544,105                      600,000  (g)       9,144,105
                                        ===========                  ===========          ===========

 (a) Historical amounts related to Rapid Link, Inc. represent the statement of operations for the twelve months ended December 31, 2000

 (b) Reflects an adjustment to general and administrative expenses representing expenses eliminated upon the closing of the acquisition of Rapid Link. The adjustment reflected is solely related to headcount reduction which has already been executed.

 (c) Represents a reduction of depreciation expense based on the purchase price allocation as noted in footnote (a) to the pro forma balance sheet for the acquisition of Rapid Link. Upon allocation of purchase price to net assets acquired, the Company ends up with negative goodwill. Therefore, in accordance with Statement of Financial
     Accounting Standards ("SFAS") No. 141 Business Combinations, the
     Company reduced the net book value of fixed assets which reduces the depreciation.

 (d) Reflects the amortization of the debt discount and additional beneficial conversion feature calculated in accordance with EITF
     00-27 recognized in connection with the issuance of warrants detachable from convertible notes as if the acquisition of Rapid
     Link had taken place on November 1, 1999.

 (e) Reflects the reduction of interest expense related to Rapid Link as the Company will not assume the debt.

 (f) Reflects interest expense related to the $1.2 million of convertible notes issued to execute the purchase of Rapid Link. Interest is calculated at 10% in accordance with the notes.

 (g) Reflects 600,000 shares of Dial Thru Intl common stock issued to the Bankruptcy Estate of Rapid Link, Inc. in the merger as if such shares were outstanding since November 1, 2000. Also, excludes the effect of stock options for purposes of the diluted earnings per share calculation, since the effect for pro forma purposes is antidilutive.

                                     F-25